                            SECURITIES AND EXCHANGE
                                  COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report:  December 2, 1996


                          DYNATEC INTERNATIONAL, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


Utah                                                         87-0367267
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(State or other jurisdiction                                 (I.R.S. Employer
or incorporation)                                            Identification No.)


0-12806
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(Commission File Number)


3820 West Great Lakes Drive
Salt Lake City, UT                                           84119
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(Address of principal                                        (Zip Code)
executive offices)


Registrant's telephone number, including area code: (801) 973-9500
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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

         Pursuant to the acquisition transaction described in Item 2 below, Nordic Industries, Inc. and Cornerstone Capital Group, L.L.C. will each acquire in excess of 10% of the issued and outstanding shares of stock of the registrant. By reason of this stock ownership, each of these entities will be deemed to be "controlling" entities pursuant to the regulations of the Securities and Exchange Commission. As further described in Item 5 below, the board of directors of the registrant will be expanded from five members to seven members. A designee of Nordic Industries and of Cornerstone will be appointed board members of the new seven member board of the Company. Management does not anticipate that the changes referenced in this section will effect a change in control of the Company.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On Monday, December 2, 1996, the registrant effected the closing of the acquisition of substantially all of the assets of Nordic Lights, Inc., a
Texas Corporation, doing business as Nordic-Lites, Inc.   This closing and
acquisition took place pursuant to an Asset Purchase Agreement which provided that its effective date was December 1, 1996. This Asset Purchase Agreement was entered into pursuant to the negotiations discussed in the October 8, 1996 press release of the registrant.

         The assets described in the transaction were transferred to a new wholly owned subsidiary of the registrant. The subsidiary is named; Nordic Technologies, Inc. ("Nordic Technologies"), a Utah corporation. It is the intention of Nordic Technologies to pursue the manufacture and sale of a broad range of flashlight products and accessories under the trademark "Nordic Lites," these products include aluminum and plastic light products.

         One of the motivating factors which precipitated this acquisition was the fact that Nordic-Lites had no significant distribution system to market its products. It is the intention of the registrant to combine the existing business contacts of Nordic-Lites with the registrant's distribution and sales organization. Principals of the registrant's new wholly owned subsidiary have met with the senior management of a major U.S. company that manufactures and markets flashlight products other than the Nordic aluminum lights. This company is interested in having Nordic Technologies produce for it a line of aluminum lights to expand its product line. Although no definitive agreement has been entered into with this prospective customer, management is optimistic that these negotiations will result in a significant outlet for the products of Nordic Technologies.

         A copy of the Asset Purchase Agreement used in this transaction is attached to this Form 8-K Report. Certain schedules



                                   Page 2-54
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to the contract, which include confidential information regarding intellectual property rights, assets and inventories acquired, customers lists, and proprietary information agreements, have not been attached to this report.

         In exchange for the acquired assets, Dynatec will issue to the selling parties, as identified in the Asset Purchase Agreement, 550,000 shares of the common restricted stock of the registrant and common stock purchase warrants for an additional 250,000 restricted shares of the company. The selling parties receiving the shares and warrants are Nordic Industries, Inc., a Texas corporation (referred to herein as "Nordic Industries"), and Cornerstone Venture Capital, LC (also known as Cornerstone Capital Group, LLC and hereafter referred to as "Cornerstone").

         Pursuant to paragraph 2.1(d) of the Asset Purchase Agreement, the registrant will proceed to register 325,000 of the restricted shares issued pursuant to the transaction. Both Nordic Industries and Cornerstone are precluded from selling any of the acquired shares for a period of six months from the date of the closing of the transaction. Further, Nordic Industries has entered into a Repurchase and Guarantee Agreement with the registrant which provides certain "lock-up" provisions with regard to the balance of its registered shares, and which authorize the sale of no more than 40,000 shares in any quarter following the referenced six month period for an additional period of 18 months. The Repurchase Agreement (attached at pages 48 through 53 of this report), provides that the registrant will guarantee that Nordic Industries will receive not less that $250,000 for the sale of 50,000 shares of the common stock of the company. The Repurchase Agreement also provides that the registrant will have the right and obligation to repurchase certain shares from Nordic Industries out of a sinking fund generated from ten percent of the gross revenues of Nordic Technologies aluminum and plastic light products. The registrant has no obligation to repurchase any shares other than from the sinking fund. Therefor the repurchase obligation is totally dependant upon the success of Nordic Technologies. There is, however, an option which allows the registrant to finance the above referenced sinking fund from sources other than the gross revenues of Nordic Technologies. This would allow the registrant to purchase the shares, if deemed in the best interests of Dynatec.

         Similarly, the exercise of the stock purchase warrants is dependant upon the marketing success of Nordic Technologies. Certain performance requirements are to be satisfied by designated performance dates or the warrants will expire. The performance schedule is summarized as follows:



                                   Page 3-54
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    NUMBER OF SHARES         PERFORMANCE         REQUIRED GROSS
    SUBJECT TO EXERCISE      DATE                REVENUES

          50,000              12/31/99            $ 5,000,000
          50,000              12/31/00            $ 7,500,000
          50,000              12/31/01            $10,000,000
          50,000              12/31/02            $15,000,000
          50,000              12/31/03            $20,000,000

         The registrant's subsidiary, Nordic Technologies, has also entered into a two year employment agreement with Dick E. Davis, president and CEO of Nordic-Lites. It is anticipated that Mr. Davis will be instrumental in pursuing the development of the aluminum and plastic light products of Nordic Technologies. Pursuant to the employment agreement, Mr. Davis will serve as president of Nordic Technologies.

         The amount of consideration transferred in the transaction for the acquired assets, and the valuation of the assets was determined in arms length negotiations by the parties. Although no formal appraisal was made of the acquired equipment, management believes that its projections of the value of such equipment are reasonable. Some of the equipment acquired in the transaction was newly purchased in arms length transactions by Nordic-Lites. Personnel of the registrant has reviewed the purchase documents for such machinery. This new machinery was built to the specifications of Nordic-Lites to enhance volume production. Values for current raw inventories were in line with quotations given by suppliers. The raw inventories were physically counted by personnel of the registrant and the inventory prices were tied to supplier invoices. The value of the registrant's stock was determined to be $3.00 per share, based upon current transactions in the stock and the restricted nature of the shares transferred.

         Neither the registrant, nor any of the officers or directors of the registrant, have any material relationship with the entity from whom the assets were acquired. The president of the registrant has been personally acquainted for many years with certain individuals who are members of Cornerstone, a minority owner of Nordic-Lites. However, there is no material familial or prior business arrangement between such individuals.

ITEM 5.  OTHER EVENTS.

         Pursuant to board action taken on November 12, 1996, the common stock of the registrant will be split on the basis of one and one-half new shares for each share previously issued. This forward split of the stock of the Company will take effect on Thursday, December 12, 1996. Shareholders of the Company will have been notified of this forward split of the stock by a letter to shareholders dated November 27, 1996. As of the November date for



                                   Page 4-54
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the approval of the forward split, the number of issued and outstanding shares of the stock of the Company were 947,529. After the December 12, 1996 effective date of the forward split, the issued and outstanding shares of stock of the registrant will be approximately 1,421,300.

         It has been proposed that at the next regularly scheduled meeting of the board of directors of the registrant, the board will be expanded from five to seven members. At that time, it is anticipated that Dick E. Davis and his son, Dick Taylor Davis, will be appointed as members of the board of directors of the registrant. There is an understanding among current management of the registrant that they will vote their shares to retain Dick
E. Davis and Dick Taylor Davis on the board of directors of the registrant for at least two years. These two proposed board members are officers and directors of Nordic-Lites, Inc. Dick E. Davis will be president of the newly formed and wholly owned subsidiary, Nordic Technologies. Both Dick E. Davis and Dick Taylor Davis are also two of the five members of the Nordic Technologies board of directors.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

    (a)  Financial Statements of businesses acquired

         None.

    (b)  Pro Forma Financial Information

         None.

    (c)  Exhibits

         Asset Purchase Agreement      pp. 6-37

         Form of Warrant Agreement     pp. 38-46

         Repurchase and Guarantee
              Agreement                pp. 48-53


         DATED this   12th   day of December, 1996.
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                                  DYNATEC INTERNATIONAL INC.



                                  By  /s/ F. RANDY JACK
                                     ---------------------------
                                      F. Randy Jack, President



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